Exhibit 3.5.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ASP GREDE ACQUISITIONCO LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-FIFTH DAY OF MARCH, A.D. 2014, AT 6:17 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 2014, AT 11:45 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ASP GREDE ACQUISITIONCO LLC”.

	[SEAL]
		/s/ Jeffrey W. Bullock

		Jeffrey W. Bullock, Secretary of State
5505116 8100H		AUTHENTICATION:	1768335
141277260		DATE:	10-09-14

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:55 PM 03/25/2014 FILED 06:17 PM 03/25/2014 SRV 140379294 – 5505116 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

This Certificate of Formation of ASP Grede Acquisitionco LLC (the “LLC”) is being duly executed and filed by Eric L. Schondorf, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C § 18-101, et, seq.) as amended from time to time.

FIRST: The name of the limited liability company is: ASP Grede Acquisitionco LLC.

SECOND: The address of the registered office of the LLC in the State of Delaware and the name and address of the registered agent for service of process on the LLC in the State of Delaware are: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: This Certificate of Formation shall be effective on the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 25th day of March, 2014.

By:	/s/ Eric L. Schondorf
	Name:	Eric L. Schondorf
	Title:	Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 03:43 PM 09/23/2014 FILED 11:45 AM 09/23/2014 SRV 141209815 – 5505116 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is ASP GREDE ACQUISITIONCO LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

By:	/s/ Liela Morad
Authorized Person

Name:	Liela Morad
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